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                                                                    EXHIBIT 10.5



                TRUST UNDER DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                 RETIREMENT PLAN


         This Agreement made as of the 5th day of December, 1998 by and between Dollar Thrifty Automotive Group, Inc. ("DTAG"), Thrifty Rent-A-Car System, Inc., and Dollar Rent A Car Systems, Inc.,(each individual entity referred to herein as "Company" and collectively referred to as "Company", as the context so indicates) and Bank of Oklahoma, N.A., an Oklahoma corporation ("Trustee");

         WHEREAS, Company has adopted the DTAG Retirement Plan (a nonqualified plan) as set forth in the Company's Retirement Plan;

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

         WHEREAS, each Company wishes to establish a separate trust (the "Trust") and to contribute to the Trust assets that shall be held therein, with each separate trust being subject to the claims of each separate Company's individual creditors in the event of a particular Company's Insolvency, until paid to Plan Participants in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing retirement compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         WHEREAS, defined terms in the Plan document shall have the same meaning where they appear in this Trust as they have in the Plan document;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.  ESTABLISHMENT OF TRUST.

         (a) Each Company hereby deposits with Trustee in trust such amounts, as it determines from time to time, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
         (b) The Trust hereby established shall be irrevocable.

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         (c) The Trust is intended to be a grantor  trust,  of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors of each individual Company as herein set forth. Plan Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants against Company. Any assets held by the Trust shall be subject to the claims of only each individual
Company's general creditors under federal and state law in the event of a particular Company's Insolvency.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant shall have any right to compel such additional deposits.

SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS.

         (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Plan Participants in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any appropriate taxes required to be withheld with respect to the payment of Benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) The entitlement of a Plan Participant to Benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such Benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Alternatively, the Company may make payment of Benefits directly to a Plan Participant as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of Benefits directly, in which case the Company shall withhold appropriate taxes and direct the Trustee to reimburse the Company the appropriate amount from such Participant's Account.

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SECTION 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
            COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of Benefits to Plan Participants of a specific Company hereto if that Company is Insolvent. The Insolvency of one Company under the Plan and Trust shall not be considered the Insolvency of any other Company which has adopted the Plan and Trust.

         (b) At all times during the  continuance of this Trust,  as provided in
Section 1(d) hereof, the principal and income of the separate Trust shall be subject to claims of general creditors of the specific Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of a Company's Insolvency. If a person claiming to be a creditor of a Company alleges in writing to Trustee that a Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of Benefits to Plan Participants of the alleged insolvent Company.

                  (2) Unless Trustee has actual knowledge of a Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that a Company is Insolvent, Trustee shall discontinue payments to Plan Participants of that Company and shall hold the assets of the Trust for the benefit of only that Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants to pursue their rights as general creditors of the Company with respect to Benefits due under the Plan or otherwise.

                  (4) The Trustee shall resume the payment of Benefits to Plan Participants in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of Benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants by Company in lieu of payments provided for hereunder during any such period of discontinuance.

SECTION 4.  PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, the Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of Benefits have been made to Plan Participants pursuant to the terms of the Plan.

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SECTION 5.  INVESTMENT AUTHORITY.

         ALTERNATIVES - Select one provision, as appropriate.


  ___ (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.


  ___ (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

                  OPTIONAL

  ___ ,except that voting rights with respect to Trust assets will be exercised by Company.


                  OPTIONAL

  ___ ,except that rights to receive dividends with respect to Trust assets will rest with Company.


         (b) The Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (c) Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of Trustee, to provide investment advice on a discretionary or nondiscretionary basis with respect to all or a specified portion of the assets of the Trust.

         (d) Trustee, or Trustee's designee, is authorized and empowered:

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                  (1) To invest and reinvest  Trust  assets,  together  with the income therefrom, in common stock, preferred stock, convertible preferred stock,
bonds,   debentures,   convertible  debentures  and  bonds,  mortgages,   notes,
commercial paper and other evidences of indebtedness (including those issued by Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type;

                  (2) To invest in shares of the American Performance Funds, a family of registered investment companies (mutual funds), or any other open-end or closed-end investment management trust or company registered under the Investment Company Act of 1940, as amended from time to time, to the maximum extent permitted by the laws of the State of Oklahoma; such securities include but are not limited to securities for which the Trustee or any of its subsidiaries or affiliated companies serves as an investment advisor, sponsor, distributor, custodian, transfer agent, administrator, registrar, or otherwise.

                  (3) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or saving and loan association or other depository institution, including Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

                  (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of Benefits;

                  (5) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

                  (6) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which Trustee is incorporated as set forth above, so that the powers conferred upon Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

                  (7) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee.

         (e) To the extent necessary or which it deems appropriate to implement its powers under this Section 5 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust, Trustee shall have the following additional powers and authority:

                  (1) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

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                  (2) to  designate  and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as Trustee considers necessary or appropriate, any of whom may be an affiliate of Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

                  (3) generally to do all other acts which Trustee deems necessary or appropriate for the protection of the Trust, including but not limited to, those acts as permitted under applicable trust law.

         (f) Trustee may be required, as indicated in the Plan, to consider investment recommendations made by the Company and/or the Participant, but Trustee shall make all investment decisions.

SECTION 6.  DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, if any, shall be accumulated and reinvested.

SECTION 7.  ACCOUNTING BY TRUSTEE.

         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of Trustee, Trustee shall deliver to each individual Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                  Consistent with Section 9.8 of the Plan, the Trustee shall keep separate accounts for each Company which is a party to this Trust and shall, furthermore, keep a separate Account for each Participant in the Plan. If any Participant transfers employment to another Affiliate, such Participant's Account hereunder shall be transferred and become an Account for the Participant under the Plan of the Affiliate then employing the Participant.


SECTION 8.  RESPONSIBILITY AND INDEMNITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by and in conformity with, the terms of the Plan and this Trust and is given in writing by a Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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                                       7


         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments but only if it is ultimately determined that the Trustee acted in accordance with the provisions under Section 8(a) hereunder. Such indemnification shall continue during the term of this Trust and for a period of ten years thereafter. If a Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and shall have full and complete authorization and protection for any action taken by it in good faith and in accordance with the opinion of such legal counsel.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to: (i) name a beneficiary of the policy other than the Trust; (ii) assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee; or (iii) loan to any person the proceeds of any borrowing against such policy.

         (e) However, notwithstanding the provisions of Section 8(d) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (f) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

         Each Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign as to any individual Company at any time by written notice to such Company, which shall be effective 30 days after receipt of such notice unless the Company and Trustee agree otherwise.

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                                       8


         (b) Trustee may be removed by any individual Company on 30 days notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets of the Plan of the individual Company shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


SECTION 11.  APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the affected Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


SECTION 12.  AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and any individual Company but no such amendment shall impair the Benefits of a Participant. Furthermore, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan Participants are no longer entitled to Benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets allocable to a specific Company remaining in the Trust shall be returned to the specific Company, or to a successor trustee as may be designated by the specific Company.

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                                       9


         (c) Upon written approval of Participants entitled to payment of Benefits pursuant to the terms of the Plan, any Company may terminate this Trust prior to the time all Benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to such Company.



SECTION 13.  MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Oklahoma.


SECTION 14.  EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be December 5, 1998.

         IN WITNESS WHEREOF, Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.



                                           DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                           BY: _______________________________
                                                       (Signature)

ATTEST:                                    Name/Title: _______________________

___________________________

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                                       10




                                           THRIFTY RENT-A-CAR SYSTEM, INC.


                                           BY: _______________________________
                                                       (Signature)

ATTEST:                                    Name/Title: _______________________


___________________________





                                           DOLLAR RENT A CAR SYSTEMS, INC.


                                           BY: _______________________________
                                                       (Signature)

ATTEST:                                    Name/Title: _______________________


___________________________





                                           BANK OF OKLAHOMA, N.A. (TRUSTEE)

                                           BY: _______________________________
                                                       (Signature)

ATTEST:                                    Name/Title: _______________________


___________________________